UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address and zip code of principal executive offices)

(225) 292-2031 or (800) 467-2662

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock. $0.001 par value per share	AMED	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the closing on August 14, 2025 (the “Effective Time”) of the merger (the “Merger”) of Amedisys, Inc., a Delaware corporation (the “Company” or “Amedisys”), and Aurora Holdings Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of UnitedHealth Group Incorporated, a Delaware corporation (“Parent” or “UnitedHealth Group”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of June 26, 2023, by and among the Company, Merger Sub and Parent (as modified by that certain waiver letter, dated as of December 26, 2024 (the “Waiver Letter”), by and among the Company, Merger Sub and Parent, the “Merger Agreement”). In accordance with the terms of the Merger Agreement, at the Effective Time, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Guggenheim Securities, LLC is serving as lead financial advisor to Amedisys in connection with the Merger and Evercore Group L.L.C. is also serving as a financial advisor to Amedisys. Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”) is serving as legal counsel to Amedisys, Polsinelli P.C. is serving as healthcare regulatory counsel to Amedisys and Simpson Thacher & Bartlett LLP was engaged pre-litigation to serve as M&A and antitrust co-counsel to Amedisys alongside Paul Weiss, in each case, in connection with the Merger.

Item 1.02.	Termination of a Material Definitive Agreement.

Senior Credit Facilities

In connection with the consummation of the Merger, on August 14, 2025, the Company terminated its Amended and Restated Credit Agreement, dated as of June 29, 2018, by and among the Company and Amedisys Holding, L.L.C., a wholly-owned subsidiary of the Company, as the borrowers, certain subsidiaries of the Company that are party thereto as guarantors, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, and certain financial institutions that are party thereto as lenders (as amended by the First Amendment to the Amended and Restated Credit Agreement, dated as of February 4, 2019, the Second Amendment to the Amended and Restated Credit Agreement, dated as of July 30, 2021, the Third Amendment to the Amended and Restated Credit Agreement, dated as of March 10, 2023, and the Fourth Amendment to the Amended and Restated Credit Agreement, dated as of April 17, 2025, and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) governing the Company’s senior secured credit facility, which includes a revolving credit facility, and a term loan facility (such facilities, collectively, the “Senior Credit Facilities”). In connection with the termination of the Credit Agreement, all funding commitments thereunder were terminated and all security interests and guarantees in connection with the Credit Agreement were terminated. The Company paid an aggregate amount of $399,191,391.35 in satisfaction of all of its outstanding obligations under the Senior Credit Facilities in accordance with the terms of the Credit Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of Amedisys common stock, par value $0.001 (“Amedisys Common Stock”) issued and outstanding (excluding shares held by Amedisys as treasury stock or owned by UnitedHealth Group or Merger Sub or any of their respective subsidiaries, in each case, immediately prior to the Effective Time) was converted into the right to receive $101 per share in cash, without interest (the “Per Share Merger Consideration” and the total amount to be paid, the “Merger Consideration”), less any applicable withholding taxes.

At the Effective Time, the equity awards of Amedisys outstanding as of immediately prior to the Effective Time were generally subject to the following treatment:

•	each outstanding time-based vesting Amedisys restricted stock unit award (each, an “Amedisys RSU Award”) was converted into a restricted stock unit award of Parent (a “Converted RSU Award”) at the Effective Time with the same terms and conditions that applied to the Amedisys RSU Award, adjusted so that the number of shares of Parent common stock underlying the Converted RSU Award equaled (i) the number of shares of Amedisys Common Stock subject to the Amedisys RSU Award immediately prior to the Effective Time, multiplied by (ii) the Per Share Merger Consideration divided by the volume-weighted average of the closing sales price of Parent common stock on the New York Stock Exchange on each of the five full consecutive trading days ending on and including the third business day prior to August 14, 2025 (such calculation described in (ii), the “Equity Award Exchange Ratio”), rounded to the nearest whole number of shares of Parent common stock;

•	each outstanding performance-based vesting Amedisys restricted stock unit award (each, an “Amedisys PSU Award”) was converted into a restricted stock unit award of Parent (a “Converted PSU Award”) at the Effective Time with the same terms and conditions that applied to the Amedisys PSU Award (other than performance-based vesting conditions), adjusted so that that the number of shares of Parent common stock underlying the Converted PSU Award equaled (1) the number of shares of Amedisys Common Stock subject to such Amedisys PSU Award immediately prior to the Effective Time, multiplied by (2) the Equity Award Exchange Ratio, assuming achievement at target performance with respect to any Amedisys PSU Award for which the level of performance-vesting had not yet been determined as of the Effective Time, rounded to the nearest whole number of shares of Parent common stock;

•	each outstanding option to purchase shares of Amedisys Common Stock (each, an “Amedisys Option Award”) was converted into an option to purchase shares of Parent common stock (a “Converted Option Award”) at the Effective Time with the same terms and conditions that applied to the Amedisys Option Award, adjusted so that the number of shares of Parent common stock underlying the Converted Option Award equaled (1) the number of shares of Amedisys Common Stock subject to the Amedisys Option Award immediately prior to the Effective Time, multiplied by (2) the Equity Award Exchange Ratio, rounded down to the nearest whole number of shares of Parent common stock. Each Converted Option Award has an exercise price per share equal to (1) the exercise price per share of the equivalent Amedisys Option Award immediately prior to the Effective Time divided by (2) the Equity Award Exchange Ratio, rounded up to the nearest whole cent; and

•	each Amedisys RSU Award held by any individual who, at the Effective Time, was a current or former non-employee director of Amedisys (each, a “Director RSU Award”) outstanding as of immediately prior to the Effective Time was canceled at the Effective Time and upon the cancelation thereof, each such holder of a Director RSU Award ceased to have any rights with respect to such Director RSU Award except for the right to receive (without interest) an amount in cash equal to the product of (1) the number of shares of Amedisys Common Stock subject to such Director RSU Award immediately prior to the Effective Time and (2) the Per Share Merger Consideration.

The equity-based awards of the Company that converted into equity-based awards denominated in Parent common stock are generally subject to the same terms and conditions (including any double-trigger protections but excluding any performance-based vesting conditions) as applied to such award prior to the Effective Time, except to the extent such terms and conditions were rendered inoperative by reason of the transactions contemplated by the Merger Agreement or other immaterial or administrative or ministerial changes.

The foregoing summary description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of (i) the Agreement and Plan of Merger, dated as of June 26, 2023, by and among the Company, Parent and Merger Sub, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 26, 2023 and (ii) the Waiver Letter, which was filed as Exhibit 10.1 to the Current Report on 8-K filed by the Company with the SEC on December 26, 2024 and which are, in each case, incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on August 14, 2025, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had closed and requested that Nasdaq (i) suspend trading of the Amedisys Common Stock on Nasdaq, (ii) withdraw the Amedisys Common Stock from listing on Nasdaq and (iii) file with the SEC a notification on Form 25 to delist the Amedisys Common Stock from Nasdaq and deregister the Amedisys Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Amedisys Common Stock will no longer be listed on Nasdaq.

Additionally, the Company intends to file with the SEC a certification and notice on Form 15 under the Exchange Act requesting the deregistration of the Amedisys Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

As of the Effective Time, the stockholders of the Company as of immediately prior to the Effective Time ceased to have any rights as stockholders of the Company other than the right to receive the Per Share Merger Consideration (in accordance with the terms of the Merger Agreement). The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger in accordance with Section 251(h) of the DGCL on August 14, 2025, a change in control of the Company occurred. At the Effective Time, the Company became an indirect wholly-owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement,  each of Paul B. Kusserow, Julie D. Klapstein, Richard Ashworth, Vickie L. Capps, Molly Coye, MD, Teresa L. Kline, Bruce D. Perkins, Jeffrey A. Rideout, MD and Ivanetta D. Samuels resigned from his or her respective position as a member of the Company’s board of directors, including from any and all committees thereof, effective as of the Effective Time. The resignations described in the preceding sentence were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation and its bylaws, as in effect immediately prior to the consummation of the Merger, were each amended and restated in their entirety, effective as of the Effective Time. Copies of the certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of June 26, 2023, by and among Amedisys, Inc., UnitedHealth Group Incorporated and Aurora Holdings Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 26, 2023)

3.1**	Amended and Restated Certificate of Incorporation of Amedisys, Inc.

3.2**	Amended and Restated Bylaws of Amedisys, Inc.

10.1*	Waiver, dated as of December 26, 2024, by and among Amedisys, Inc., UnitedHealth Group Incorporated and Aurora Holdings Merger Sub Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on 8-K filed by the Company with the SEC on December 26, 2024)

104**	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

Dated: August 14, 2025	By:	/s/ Richard Ashworth
Name: Richard Ashworth
Title: President and Chief Executive Officer